Exhibit 10.3

                                                SEVERANCE AGREEMENT

         AGREEMENT  between OCEAN ENERGY,  INC., a Texas  corporation  (the  "Company")  and Stephen A.  Thorington
("Executive"),

                                               W I T N E S S E T H:
         WHEREAS,  the  Company  desires  to retain  certain  key  employee  personnel  and  wishes to enter into a severance agreement with Executive in order to encourage his continued service to the Company; and

         WHEREAS,  Executive is prepared to commit such services in return for specific  arrangements  with respect to severance compensation and other benefits;

         NOW,  THEREFORE,  in  consideration  of the foregoing and for other good and valuable  consideration,  the
Company and Executive agree as follows:

         1.       Definitions.

                  (a)  "Average  Bonus"  shall  mean  the  average  of the  bonus  payments,  if any,  received  by
Executive for the two immediately  preceding fiscal years of the Company;  provided,  however, that for purposes of computing  such  Average  Bonus,  if  Executive  was not  employed by the Company in either of the two  immediately preceding  fiscal years of the Company,  Executive shall be deemed to have received a bonus payment equal to 35% of
Executive's annual salary at the time he commenced employment with the Company for such fiscal year.

                  (b)      "Change  in  Duties"  shall mean the  occurrence,  within two years  after the date upon which a Change of Control occurs, of any one or more of the following:

                           (i)      A  significant  reduction in the duties of Executive  from those  applicable to him immediately prior to the date on which a Change of Control occurs;

                           (ii)     A  reduction  in  Executive's  annual  salary  or bonus  opportunity  under any applicable bonus or incentive  compensation  plan from that provided to him immediately  prior to the date on which a Change of Control occurs;

                           (iii)    Receipt of employee  benefits  (including  but not limited to medical,  dental, life insurance,  accidental death and  dismemberment,  and long-term  disability plans) and perquisites by
         Executive that are materially  inconsistent  with the employee  benefits and  perquisites  provided by the
         Company to executives with comparable duties; or

                           (iv)     A change in the location of  Executive's  principal  place of employment by the
         Company by more than 50 miles from the location where he was  principally  employed  immediately  prior to the date on which a Change of Control occurs.

                  (c)      "Change of Control" means the  occurrence,  after the effective date of this  Agreement, of one of the following events:

                           (i)      The Company (A) shall not be the surviving entity in any merger,  consolidation or  other  reorganization  (or  survives  only  as a  subsidiary  of an  entity  other  than a  previously wholly-owned  subsidiary of the Company) or (B) is to be dissolved and  liquidated,  and as a result of or in  connection  with  such  transaction,  the  persons  who were  directors  of the  Company  before  such transaction shall cease to constitute a majority of the Board;

                           (ii)     Any person or entity,  including a "group" as contemplated by Section  13(d)(3)
         of the Securities  Exchange Act of 1934, as amended,  acquires or gains  ownership or control  (including, without  limitation,  power to vote) of 20% or more of the  outstanding  shares  of the  Company's  voting stock (based upon voting power),  and as a result of or in connection with such  transaction,  the persons who were  directors of the Company  before such  transaction  shall cease to  constitute a majority of the
         Board; or

                           (iii)    The Company sells all or substantially  all of the assets of the Company to any other  person or entity  (other than a  wholly-owned  subsidiary  of the  Company) in a  transaction  that requires shareholder approval pursuant to the Texas Business Corporation Act.

                  (d)      "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e)      "Compensation" shall mean the greater of:

                           (i)      Executive's  annual salary plus his Average Bonus immediately prior to the date on which a Change of Control occurs, or

                           (ii)     Executive's   annual  salary  plus  his  Average  Bonus  at  the  time  of  his
         Involuntary Termination.

                  (f)      "Involuntary  Termination"  shall mean any  termination of Executive's  employment  with the Company which:

                           (i)  does  not  result  from a  resignation  by  Executive  (other  than  a  resignation pursuant to clause (ii) of this subparagraph (f) or a resignation at the request of the Company); or

                           (ii)  results  from a  resignation  by  Executive  on or before  the date which is sixty days after the date upon which Executive receives notice of a Change in Duties;

provided,  however, the term "Involuntary  Termination" shall not include a Termination for Cause, a termination of
Executive's  employment  occurring  as a result  of or in  connection  with the  sale or other  divestiture  by the
Company of a division,  subsidiary,  or other business segment  (including,  without  limitation,  a divestiture by sale of shares of stock or of  assets)  if  Executive  is  offered  continued  employment  on terms  that would not constitute a Change in Duties by the acquiror of such business  segment  immediately upon such sale or divestiture, or any  termination  as a result of death,  disability  under  circumstances  entitling  him to benefits  under the
Company's long-term disability plan, or Retirement.

                  (g)      "Retirement"  shall  mean  Executive's  voluntary  resignation  on or after  the date he reaches age sixty-five  (other than a resignation  within sixty days after the date Executive  receives notice of a
Change in Duties or a resignation at the request of the Company).

                  (h)      "Severance Amount" shall mean an amount equal to 2.00 times Executive's Compensation.

                  (i)      "Termination  for  Cause"  shall  mean  termination  of  Executive's  employment  by the
Company (or its  subsidiaries) by reason of Executive's gross  negligence,  gross neglect or willful  misconduct in the  performance  of his duties or Executive's  final  conviction of a felony or of a misdemeanor  involving  moral turpitude, excluding misdemeanor convictions relating to the operation of a motor vehicle.

                  (j)      "Welfare  Benefit  Coverages"  shall  mean  the  medical,  dental,  life  insurance  and accidental death and dismemberment coverages provided by the Company to its active employees.

         2.       Services.  Executive  agrees  that  he  will  render  services  to the  Company  (as  well as any subsidiary  thereof or successor  thereto)  during the period of his employment to the best of his ability and in a prudent and  businesslike  manner and that he will devote  substantially  the same time,  efforts and dedication to his duties as heretofore devoted.

         3.       Severance  Benefits.  If  Executive's  employment  by the  Company or any  subsidiary  thereof or successor thereto shall be subject to an Involuntary  Termination which occurs within two years after the date upon which a Change of Control  occurs,  then Executive  shall be entitled to receive,  as additional  compensation  for services rendered to the Company (including its subsidiaries), the following severance benefits:

                  (a)      A lump sum cash payment in an amount equal to Executive's Severance Amount.

                  (b)      Executive shall be entitled to continue the Welfare  Benefit  Coverages for himself and, where applicable,  his eligible dependents following his Involuntary  Termination for up to twenty four months (the
"Continuation  Period"),  as long as Executive continues either to pay the premiums paid by active employees of the
Company for such coverages or to pay the actual  (nonsubsidized)  cost of such coverages for which the Company does not  subsidize  for active  employees.  Such benefit  rights shall apply only to those  Welfare  Benefit  Coverages which the Company has in effect from time to time for active  employees,  and the applicable  payments shall adjust as  premiums  for active  employees  of the Company or actual  costs,  whichever  is  applicable,  change.  Welfare
Benefit  Coverage(s)  shall  immediately  end upon  Executive's  obtainment of new employment and  eligibility  for similar Welfare Benefit  Coverage(s) (with Executive being obligated  hereunder to promptly report such eligibility to the  Company).  Nothing  herein  shall be deemed to adversely  affect in any way the  additional  rights,  after consideration  of the Continuation  Period,  of Executive and his eligible  dependents to health care  continuation coverage as required  pursuant to Part 6 of Title I of the Employee  Retirement  Income  Security  Act of 1974,  as
amended.  If, for any reason,  Company is unable to continue any of the Welfare Benefit  Coverages  during a period in which  Executive would  otherwise be entitled to continue such Welfare  Benefit  Coverage(s),  Company shall pay
Executive an amount equal to the economic value of such Welfare Benefit Coverage(s).

                  (c)      Executive  shall be  entitled  to receive  out-placement  services  in  connection  with obtaining new employment up to a maximum cost of $6,000,  or an equivalent  cash payment,  if Executive  either has or is not seeking new employment.

                  (d)      The severance  benefits  payable under this  Agreement  shall be paid to Executive on or before the tenth business day after the last day of Executive's  employment  with the Company;  provided,  however, that such severance  benefits shall not be paid earlier than the day after expiration of the revocation  period for the release  required by Paragraph  6(i). Any severance  benefits paid pursuant to this Paragraph will be deemed to be a severance  payment and not  compensation  for purposes of determining  benefits under the Company's  qualified plans and shall be subject to any required tax withholding.

         4.       Interest on Late Benefit  Payments.  If any payment provided for in Paragraph 3(a) or 3(b) hereof is not made when due,  the Company  shall pay to Executive  interest on the amount  payable from the date that such payment should have been made under such paragraph  until such payment is made,  which interest shall be calculated at a rate  equal to two  percentage  points  over the prime or base rate of  interest  announced  by Chase  Bank of
Texas, N.A. (or any successor  thereto) at its principal office in Houston,  Texas and shall change when and as any such change in such prime or base rate shall be announced by such bank.

         5.       Certain  Additional  Payments by the  Company.  Notwithstanding  anything to the contrary in this
Agreement,  in the event that any  payment or  distribution  by the  Company  to or for the  benefit of  Executive, whether paid or payable or  distributed  or  distributable  pursuant to the terms of this Agreement or otherwise (a
"Payment"),  would be subject to the excise tax imposed by Section  4999 of the Code or any  interest or  penalties with respect to such excise tax (such excise tax,  together with any such interest or  penalties,  are  hereinafter collectively  referred to as the "Excise  Tax"),  the  Company  shall pay to  Executive  an  additional  payment (a
"Gross-up  Payment")  in an amount such that after  payment by Executive  of all taxes  (including  any interest or penalties  imposed  with  respect  to such  taxes),  including  any Excise Tax  imposed  on any  Gross-up  Payment,
Executive  retains an amount of the  Gross-up  Payment  equal to the  Excise  Tax  imposed  upon the  Payment.  The
Company and  Executive  shall make an initial  determination  as to whether a Gross-up  Payment is required and the amount of any such  Gross-up  Payment.  Executive  shall notify the Company in writing of any claim by the Internal
Revenue Service which, if successful,  would require the Company to make a Gross-up  Payment (or a Gross-up Payment in excess of that, if any,  initially  determined by the Company and  Executive)  within ten days of the receipt of such  claim.  The  Company  shall  notify  Executive  in  writing  at least  ten days  prior to the due date of any response  required with respect to such claim if it plans to contest the claim.  If the Company  decides to contest such claim, Executive shall cooperate fully with the Company in such action;  provided,  however, the Company shall bear and pay directly or indirectly all costs and expenses  (including  additional interest and penalties) incurred in connection  with such action and shall indemnify and hold Executive  harmless,  on an after-tax  basis,  for any
Excise Tax or income tax,  including  interest  and  penalties  with  respect  thereto,  imposed as a result of the
Company's  action.  If, as a result of the Company's  action with respect to a claim,  Executive  receives a refund of any amount paid by the Company  with  respect to such claim,  Executive  shall  promptly  pay such refund to the
Company.  If the  Company  fails to timely  notify  Executive  whether it will  contest  such claim or the  Company determines  not to contest such claim,  then the Company  shall  immediately  pay to Executive  the portion of such claim, if any, which it has not previously paid to Executive.

         6.       General.

                  (a)      Term.    The   effective    date   of   this   Agreement   is   January   16,   2001.
The  initial  term of this  Agreement  shall be the  period  beginning  on said  effective  date and  ending on the three-year  anniversary of said effective  date.  Within sixty days following the expiration of the initial term of this  Agreement  and within  sixty  days  after each  successive  three-year  period of time  thereafter  that this
Agreement  is in effect,  the Company  shall have the right to review this  Agreement,  and in its sole  discretion either  continue  and extend  this  Agreement,  terminate  this  Agreement,  and/or  offer  Executive  a  different agreement.  The  Company  will  notify  Executive  of such  action  before the end of said  sixty-day  time  period mentioned  above.  This  Agreement  shall  remain in effect  until so  terminated  and/or  modified by the Company.
Failure of the Company to take any action  within said  sixty-day  time period shall be  considered as an extension of  this  Agreement  for an  additional  three-year  period  of  time.  Notwithstanding  anything  to the  contrary contained in this "sunset  provision,"  it is agreed that if a Change of Control  occurs while this Agreement is in effect,  then this Agreement  shall not be subject to termination or  modification  under this "sunset  provision,"
and shall  remain in force for a period of two years  after such  Change of  Control,  and if within said two years the  contingency  factors occur which would entitle  Executive to the benefits as provided  herein,  this Agreement shall  remain in effect in  accordance  with its terms.  If,  within such two years after a Change of Control,  the contingency  factors that would entitle Executive to said benefits do not occur,  thereupon this three-year "sunset provision"  shall again be applicable  with the sixty-day time period for Company action to thereafter  commence at the expiration of said two years after such Change of Control and on each three-year anniversary date thereafter.

                  (b)      Indemnification.  If  Executive  shall obtain any money  judgment or  otherwise  prevail with  respect to any  litigation  brought by  Executive  or the  Company to  enforce  or  interpret  any  provision contained  herein,  the Company,  to the fullest extent permitted by applicable law, hereby  indemnifies  Executive for his reasonable  attorneys' fees and  disbursements  incurred in such litigation and hereby agrees (i) to pay in full all such fees and  disbursements  and (ii) to pay  prejudgment  interest  on any money  judgment  obtained  by
Executive  from the  earliest  date that  payment to him should  have been made  under  this  Agreement  until such judgment  shall have been paid in full,  which  interest  shall be  calculated  at a rate  equal to two  percentage points over the prime or base rate of interest  announced by Chase Bank of Texas,  N.A. (or any successor  thereto)
at its  principal  office in  Houston,  Texas,  and shall  change when and as any such change in such prime or base rate shall be announced by such bank.

                  (c)      Payment  Obligations  Absolute.  The  Company's  obligation  to pay (or cause one of its subsidiaries  to pay)  Executive  the amounts and to make the  arrangements  provided  herein shall be absolute and unconditional  and  shall not be  affected  by any  circumstances,  including,  without  limitation,  any  set-off, counterclaim,  recoupment,  defense or other right which the Company  (including its subsidiaries) may have against him or anyone  else.  All amounts  payable by the Company  (including  its  subsidiaries  hereunder)  shall be paid without notice or demand.  Executive  shall not be obligated to seek other  employment in mitigation of the amounts payable or  arrangements  made under any provision of this  Agreement,  and,  except as provided in Paragraph  3(b)
hereof,  the  obtaining  of any such other  employment  shall in no event  effect any  reduction  of the  Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

                  (d)      Successors.  This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
Company and any successor of the Company,  by merger or otherwise.  This  Agreement  shall also be binding upon and inure to the benefit of  Executive  and his estate.  If  Executive  shall die prior to full  payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his estate.

                  (e)      Severability.  Any provision in this Agreement which is prohibited or  unenforceable  in any jurisdiction by reason of applicable law shall, as to such  jurisdiction,  be ineffective only to the extent of such prohibition or  unenforceability  without  invalidating or affecting the remaining  provisions hereof, and any such  prohibition  or  unenforceability  in any  jurisdiction  shall not  invalidate or render  unenforceable  such provision in any other jurisdiction.

                  (f)      Non-Alienation.  Executive shall not have any right to pledge,  hypothecate,  anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

                  (g)      Notices.  Any notices or other  communications  provided for in this Agreement  shall be sufficient  if in  writing.  In the  case of  Executive,  such  notices  or  communications  shall  be  effectively delivered  if hand  delivered to  Executive  at his  principal  place of  employment  or if sent by  registered  or certified  mail to Executive at the last  address he has filed with the Company.  In the case of the Company,  such notices or  communications  shall be  effectively  delivered if sent by registered or certified mail to the Company at its principal executive offices.

                  (h)      Controlling  Law.  This  Agreement  shall be governed by, and  construed  in  accordance with,  the laws of the State of  Texas.  Further,  Executive  agrees  that any  legal  proceeding  to  enforce  the provisions of this  Agreement  shall be brought in Houston,  Harris County,  Texas,  and hereby waives his right to any pleas regarding subject matter or personal jurisdiction and venue.

                  (i)      Release.  As a  condition  to the  receipt  of any  benefit  under  Paragraph 3  hereof,
Executive  shall first  execute a release,  in the form  established  by the Company,  releasing  the Company,  its affiliates,  predecessors,  successors,  shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or  character,  including  but not  limited to all claims or causes of action  arising  out of  Executive's  employment  with the Company or the  termination  of such employment.

                  (j)      Full  Settlement.  If  Executive  is  entitled to and  receives  the  benefits  provided hereunder,  performance of the  obligations of the Company  hereunder will constitute full settlement of all claims that Executive might otherwise assert against the Company on account of his termination of employment.

                  (k)      Unfunded  Obligation.  The  obligation  to  pay  amounts  under  this  Agreement  is  an unfunded  obligation of the Company  (including its  subsidiaries),  and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company (including its subsidiaries).

                  (l)      Not a  Contract  of  Employment.  This  Agreement  shall not be deemed to  constitute  a contract of employment,  nor shall any provision  hereof affect (i) the right of the Company (or its  subsidiaries)
to  discharge  Executive  at will or (ii) the  terms and  conditions  of any  signed  written  agreement  hereafter executed by Company and Executive.  This Agreement  constitutes the entire  agreement of the parties with regard to the subject matter hereof,  and contains all the covenants,  promises,  representations,  warranties and agreements between the parties with respect to any termination of Executive's  employment with the Company.  Without  limiting the scope of the preceding sentence,  all prior  understandings and agreements among the parties hereto relating to the subject  matter hereof are hereby null and void and of no further force and effect.  Any  modification  of this
Agreement will be effective only if it is in writing and signed by the party to be charged.

                  (m)      Number  and  Gender.  Wherever  appropriate  herein,  words used in the  singular  shall include the plural and the plural shall include the singular.  The masculine  gender where  appearing  herein shall be deemed to include the feminine gender.

                  (n)      Counterparts.  This  Agreement  may be  executed  in one or more  counterparts,  each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th day of June, 2001.

                                                     "EXECUTIVE"

                                                     ------------------------------------------
                                                     Stephen A. Thorington

                                                     "COMPANY"

                                                     OCEAN ENERGY, INC.

                                                     By:      ____________________________________
                                                     Name:    Peggy T. d'Hemecourt
                                                     Title:   Vice President, Human Resources